UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 27, 2008
Date of report (date of earliest event reported)
Innuity, Inc.
(Exact name of registrant as specified in its charter)

Utah	0-29129	87-0370820
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)
8644 154th Avenue NE
Redmond, WA 98052
(Address of principal executive offices)(Zip Code)
(425) 497-9909
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “Innuity” refer to Innuity, Inc., a Utah corporation.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On February 27, 2008, the compensation committee of our board of directors approved an executive bonus plan providing for potential bonus payments to certain executive officers based on the satisfaction of specific corporate performance goals. The potential bonus payments for participating executives are as follows:

Executive	Title	Potential Bonus
John Wall	Chief Executive Officer	$200,000
Marvin Mall	Chief Operating Officer	$100,000
Linden Barney	Chief Financial Officer	$100,000
     Under the terms of the bonus plan, 50% of the potential bonus will be payable upon our repayment of all outstanding amounts owed to Imperium Master Fund, Ltd. If the amounts owed to Imperium Master Fund, Ltd. are repaid, then 25% of the potential bonus will be payable upon our achievement of a cash flow positive fiscal quarter, and 25% of the potential bonus will be payable upon our achievement of a positive net income fiscal quarter. All payments under the bonus plan will be made in cash.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNUITY, INC.
Dated: March 4, 2008	By:	/s/ Linden N. Barney
Linden N. Barney
Chief Financial Officer